Exhibit 10.2

[FORM OF]

AMENDMENT NO. 1
TO
COMMON STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT this (“Amendment No. 1”), is dated as of November 14, 2007 and amends that certain Common Stock Purchase Agreement dated as of November 14, 2007 (the “Purchase Agreement”) by and between Rick’s Cabaret International, Inc., a Texas corporation (the "Company"), and the purchasers listed on Exhibit A thereto (each a "Purchaser" and collectively, the "Purchasers").

The Company agrees as follows:

1.           Section 2.2(l) of the Purchase Agreement is hereby amended and restated to read as follows:

“(l)           Short Sales Prior To The Date Hereof.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.”

2.           Except as expressly amended or modified by this Amendment No. 1, the Purchase Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be duly executed by its authorized officer as of the date first above written.

RICK’S CABARET INTERNATIONAL, INC.

By:
Name:
Title: